UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/06/2006

Cambridge Display Technology, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51079

Delaware	13-4085264
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

c/o Cambridge Display Technology Limited
2020 Cambourne Business Park
Cambourne
CB3 6DW
(Address of principal executive offices, including zip code)

011 44 1954 713600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On July 4, 2006, Cambridge Display Technology Limited ("CDT"), a subsidiary of Cambridge Display Technology, Inc. (the "Company"), entered into an amendment agreement (the "Amendment") to vary the terms of the licence entered into with Merck OLED Materials GmbH (formerly known as Covion Organic Semiconductors GmbH) ("Merck") on December 14, 2001 (the "Licence").

Under the terms of the Amendment, Merck was granted non exclusive rights to certain inventions made by CDT between June 2005 and December 2006, to which Merck would otherwise not have been entitled as a consequence of the termination of the contract research agreement referred to at item 1.02 below. In addition, pursuant to the Amendment, CDT granted an option to Merck to negotiate the terms of a low resolution display licence.

The foregoing summary of the material terms of the Amendment is qualified in its entirety by reference to the Agreement, which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.

Item 1.02.    Termination of a Material Definitive Agreement

Under the terms of the Amendment, the contract research agreement between Merck and CDT (filed as Exhibit 10.20 to the Company's Annual Report on Form 10-K filed for the year ended December 31, 2005), which was entered into contemporaneously with the Licence, was terminated, effective from June 1, 2005.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cambridge Display Technology, Inc.

Date: July 06, 2006	By:	/s/ Michael Black
Michael Black
Vice President Finance